                                                                       EXHIBIT H












                                  GENCORP INC.

                           LONG-TERM INCENTIVE PROGRAM





                           Effective January 27, 1993
                               And As Last Amended
                                November 12, 1997

                                  GENCORP INC.
                           LONG-TERM INCENTIVE PROGRAM


                                Table of Contents


                                                                           Page
                                                                           ----


Article 1    Establishment, Purpose and Duration of Program ................   1

1.1          Establishment  .................................................  1
1.2          Purpose.........................................................  1
1.3          Effective Date..................................................  1
1.4          Duration of Program.............................................  1

Article 2    Definitions and Interpretation..................................  2

2.1          Definitions.....................................................  2
2.2          Gender and Number...............................................  8
2.3          Time of Exercise................................................  8
2.4          Amendments......................................................  8
2.5          Severability....................................................  8

Article 3    Overview of Program.............................................  9

Article  4 Performance Awards................................................  9

4.1          Eligibility for Performance Awards..............................  9
4.2          Performance Criteria............................................  9
4.3          Performance Goals...............................................  9
4.4          Amounts of Performance Awards...............................     11

Article 5    Performance Periods............................................. 11

                                      i
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
Article 6    Payment of Awards............................................... 12

6.1          Payment of Awards............................................... 12
6.2          Nontransferability.............................................. 13
6.3          Tax Withholding................................................. 13

Article 7    Rights to Performance Awards After
             Termination of Employment....................................... 13

Article 8    Beneficiary Designation......................................... 14

8.1          Designation..................................................... 14
8.2          Effectiveness................................................... 14
8.3          Revocation...................................................... 15

Article 9    Rights of Employees............................................. 15

9.1          Participation................................................... 15
9.2          Employment...................................................... 15
9.3          Transfer........................................................ 15
9.4          Compensation.................................................... 15

Article 10 Administration.................................................... 16

10.1         Committee....................................................... 16
10.2         Power of the Committee.......................................... 16
10.3         Committee Decisions............................................. 16
10.4         Delegation...................................................... 16

Article 11 Disputes.......................................................... 16

11.1         Disputes........................................................ 16
11.2         Notice.......................................................... 16
11.3         Decision........................................................ 17
11.4         Lawsuit......................................................... 17

Article 12 Amendment and Termination......................................... 18

12.1         Amendment and Termination....................................... 18
12.2         Performance Awards.............................................. 18


                                      ii
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


Article 13 Indemnification................................................... 18

13.1         Indemnity....................................................... 18
13.2         Additional Right................................................ 18

Article 14  Miscellaneous.................................................... 19

14.1         Unfunded Program................................................ 19
14.2         Costs of Program................................................ 19
14.3         Governing Law................................................... 19


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                                  GENCORP INC.
                           LONG-TERM INCENTIVE PROGRAM
                         (As Amended November 12, 1997)


                1. ESTABLISHMENT, PURPOSE AND DURATION OF PROGRAM

       1.1 ESTABLISHMENT: GenCorp Inc. hereby establishes a long-term incentive program, as set forth herein, which will be called "GenCorp Inc. Long-Term Incentive Program".

       1.2 PURPOSE: The purpose of the program is to promote the success and enhance the value of the Company by linking the personal interests of Participants to the interests of the Company's shareholders and providing to Participants an incentive for outstanding performance. The program also is intended to provide to the Company flexibility in its ability to hire, motivate, and retain the services of Participants whose judgment, interest and efforts contribute significantly to the successful conduct of the Company's business.

       1.3 EFFECTIVE DATE: When approved by the Company's Board, the program will become effective on the Effective Date, January 27, 1993.

       1.4 DURATION OF PROGRAM: The program will commence on the Effective Date and will remain in effect until terminated by the Board in accordance with
Section 12.1

                        2. DEFINITIONS AND INTERPRETATION

       2.1 DEFINITIONS: Whenever used in the program, the following words shall have the meanings set forth in this Section 2.1 and, when such meaning is intended, the initial letter of the word will be capitalized.

              (a) ANNUAL COMPENSATION: The sum of (i) the base salary paid to a Participant during a Fiscal Year while the Participant is designated as a Participant in the Plan, and (ii) that portion of the Participant's payment (including any part paid in Shares) for such Fiscal Year under the Executive Incentive Compensation Program which is determined by the Committee to be attributable to the Participant's period of participation in the Plan.

              (b) AVERAGE ANNUAL COMPENSATION: If a Performance Period includes two or more Fiscal Years, the sum of a Participant's Annual Compensation in each such Fiscal Year, divided by the number of such Fiscal Years (even if the Participant did not have Annual Compensation in all Fiscal Years in the Performance Period).

              (c) BENEFICIARY: The person or persons determined in accordance with Article 7.

              (d) CHANGE IN CONTROL: The occurrence of any of the following events, subject to the provisions of paragraph (v) hereof:

                     (i) All or substantially all of the assets of the Company
              are sold or transferred to another corporation or entity, or the Company is merged, consolidated or reorganized into or with another corporation or entity, with the

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


result that upon conclusion of the transaction less than 51% of the outstanding securities entitled to vote generally in the election of directors or other capital interests of the acquiring corporation or entity are owned directly or indirectly, by the shareholders of the Company generally prior to the transaction; or

                       (ii) There is a report filed on Schedule 13D or Schedule
              14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act (a "Person")) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act (a "Beneficial Owner")) of securities representing 20% or more of the combined voting power of the then-outstanding voting securities of the Company; or


                     (iii) The individuals who, at the beginning of any period
              of two consecutive calendar years, constituted the Directors of the Company cease for any reason to constitute at least a majority thereof unless the nomination for election by the Company's stockholders of each new Director of the Company was approved by a vote of at least two-thirds of the Directors of the Company still in office who were Directors of the Company at the beginning of any such period; or

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                     (iv) The Board determines that (A) any particular actual or proposed merger, consolidation, reorganization, sale or transfer of assets, accumulation of shares or tender offer for shares of the Company or other transaction or event or series of transactions or events will, or is likely to, if carried out, result in a Change in Control falling within paragraph (i), (ii) or (iii) hereof and (B) it is in the best interests of the Company and its shareholders, and will serve the intended purposes of the Change in Control provisions of this Program and other compensation and benefit programs, plans and agreements of the Company, if a Change in Control shall be deemed to have occurred.

                     (v) Notwithstanding the foregoing provisions of this
              Section 2.1(d):

                            (A) If any such merger, consolidation,
                     reorganization, sale or transfer of assets, or tender offer or other transaction or event or series of transactions or events mentioned in paragraph (iv) hereof shall be abandoned, or any such accumulations of shares shall be dispersed or otherwise resolved, the Board may determine that a Change in Control has not occurred and, by notice to the Executive, nullify the effect thereof, but without prejudice to any action that may have been taken prior to such nullification.


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


                            (B) Unless otherwise determined in a specific case
                     by the Board, a Change in Control shall not be deemed to have occurred for purposes of paragraph (ii) hereof solely because (1) the Company, (2) a subsidiary of the Company, or (3) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company or any subsidiary of the Company either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act disclosing Beneficial Ownership by it of shares of the then-outstanding voting securities of the Company, whether in excess of 20% or otherwise, or because the Company reports that a change in control of the Company has occurred or will occur in the future by reason of such beneficial ownership.

              (e) CODE: The Internal Revenue Code of 1986.

              (f) COMMITTEE: The Organization and Compensation Committee of the Board or such other committee of Outside Directors appointed annually by the Board.

              (g) COMPANY: GenCorp Inc., an Ohio corporation having its registered offices at 175 Ghent Road, Fairlawn, Ohio 44333-3300.

              (h) BOARD: The Board of Directors of the Company.

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              (i) DISABILITY: A permanent and total disability, physical or mental, as defined in the GenCorp Long-Term Disability program and as determined by the Committee.

              (j) EMPLOYEE: Each full-time salaried employee (including, without limitation, a Director who also is an employee) of the Company or a Participating Subsidiary, who is not in a bargaining unit represented by a labor organization.

              (k) FISCAL YEAR: The Company's fiscal year which is the annually recurring period of twelve (12) consecutive calendar months, commencing on December 1 and ending on November 30.

              (l) PROGRAM: The GenCorp Inc. Long-Term Incentive Program, as described in this document.

              (m) PARTICIPANT: With respect to any Performance Period, an Employee who, at the beginning of the Performance Period, is (i) designated by the Board as a Participant for such Performance Period, and
       (ii) presented with a grant certificate setting forth the terms of his participation. In addition, the Chief Executive Officer shall have discretion to designate new Participants with respect to any Performance Period only during the first Fiscal Year of such Performance Period.

              (n) PARTICIPATING SUBSIDIARY: Any domestic corporation in which the Company owns directly, or indirectly through a subsidiary, at least fifty percent (50%) of the total combined voting power of all classes of stock and whose directors adopt and ratify the Program in a manner determined by the Committee.

              (o) PERFORMANCE AWARD: A dollar amount determined pursuant to
       Article 4 and paid to a Participant in Shares pursuant to Article 6.

              (p) PERFORMANCE CRITERIA: The measures of economic achievement selected by the Board for a specific Performance Period and set forth in Part B of the Appendix for that Performance Period in accordance with
       Section 4.2.

              (q) PERFORMANCE GOALS: The specified levels of economic achievement, based on the selected Performance Criteria, established by the Board and set forth in Part C of the Appendix for each Performance Period in accordance with Section 4.3.

              (r) PERFORMANCE PERIOD: A period of three consecutive Fiscal Years authorized by the Board in accordance with Section 5.1.

              (s) OUTSIDE DIRECTOR: A member of the Board who

                     (i) is not a current employee of the Company or a
              Participating Subsidiary;

                     (ii) is not a former employee of the Company or a
              Participating Subsidiary who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Fiscal Year;

                     (iii) has not been an officer of the Company; and

                     (iv) does not receive remuneration from the Company or a
              participating Subsidiary in any capacity other than as a director.

              (t) SHARE: A share of the voting common stock of the Company.

              (u) MARKET VALUE: The closing price for Shares as reported in the New York Stock Exchange Composite Transactions in the WALL STREET JOURNAL or similar publication selected by the Committee for the relevant date if Shares were traded on such day or, if none were then traded, the last prior day on which Shares were so traded.

       2.2 GENDER AND NUMBER: Except as otherwise indicated by the context, any masculine term used herein also includes the feminine; any singular term includes the plural thereof; and any plural term includes the singular thereof.

       2.3 TIME OF EXERCISE: Any action or right specified in the Program may be taken or exercised at any time and from time to time unless a specific time is designated herein for the taking or exercise thereof.

       2.4 AMENDMENTS: The Program and each law and/or regulation mentioned herein will be deemed to include each and every amendment thereof.

       2.5 SEVERABILITY: If any provision of the Program is held illegal or invalid for any reason, the illegal or invalid provision will be severed and, to the extent possible, the remaining provisions of the program will be enforced as if such illegal or invalid provision had not been included herein.

                           3. OVERVIEW OF THE PROGRAM

       The Program is designed to allow Participants to earn Performance Awards based upon attainment by the Company and/or the appropriate Participating Subsidiary or division of specific Performance Goals established by the Board for each Performance Period. For each Performance Period, the Board shall set forth in an Appendix hereto (i) the Employees designated as Participants in the Program, (ii) Performance Criteria (Section 4.2), (iii) Performance Goals and a description of how the relative attainment of Performance Goals by the Company and the operating divisions affect the Performance Award for each Participant (Section 4.3), and (iv) a schedule of Participants' eligibility for Performance Awards based upon the degree of attainment of Performance Goals (Section 4.4).

                              4. PERFORMANCE AWARDS

       4.1 ELIGIBILITY FOR PERFORMANCE AWARDS: Upon attainment and satisfaction of the Performance Goals and other specific terms and conditions established in accordance with this Article 4, each Participant shall be entitled to receive a Performance Award following the conclusion of the applicable Performance Period. A Performance Award shall constitute a dollar amount calculated as a percentage of the Participant's Average Annual Compensation in accordance with Section 4.4, and shall be paid in Shares in accordance with Section 6.1.

       4.2 PERFORMANCE CRITERIA: For the purpose of setting Performance Goals, the Board shall establish Performance Criteria for each Performance Period. The Board may use such measures as return on total capital, return on assets employed, return on equity, earnings growth, revenue growth, cash flow, comparisons to peer companies or such other measure or measures of performance in such manner as the Board deem appropriate. Different Performance Criteria may be established for each operating division and for the Company as a whole. The Performance Criteria established by the Board for each Performance Period shall be set forth in Part B of the Appendix applicable to that Performance Period.

       4.3 PERFORMANCE GOALS: Based upon the Performance Criteria chosen for a Performance Period, the Outside Directors shall establish precise measures of achievement as specified Performance Goals for that Performance Period.

              (a) The Outside Directors may specify different Performance Goals for each division, and for the Company as a whole and may determine separately the applicability and relative weighting of such different Performance Goals for each Participant.

              (b) The Outside Directors shall establish Performance Goals for any Performance Period in two steps: (i) for the first Fiscal Year thereof, within the first 90 days of such Fiscal Year and based upon management's Annual Operating Plan for such Fiscal Year, and (ii) for the entire Performance Period, within the first nine months thereof and based upon both the preestablished

       Performance Goals for the first Fiscal Year and management's Strategic Plan for the entire Performance Period.

              (c) Such Performance Goals and the application and weighting of such Performance Goals for each Participant shall be set forth in Part C of the Appendix for each Performance Period.

       4.4 AMOUNTS OF PERFORMANCE AWARDS: The amount of a Participant's Performance Award, if any, shall be determined in accordance with a schedule set forth in Part D of the Appendix for each Performance Period. Such schedule will be determined by the Board for each Performance Period, and generally will provide a Performance Award payable as either (i) a specified percentage of the Participant's Average Annual Compensation for attainment of the threshold, target or maximum Performance Goal established by the Board, (ii) a prorated percentage of the Participant's Average Annual Compensation upon attainment of a level of economic achievement greater than the threshold Performance Goal but less than the target Performance Goal, or (iii) a prorated percentage of the Participant's Average Annual Compensation upon attainment of a level of economic achievement greater than the target Performance Goal but less than the maximum Performance Goal.

                             5. PERFORMANCE PERIODS

       5.1 PERFORMANCE PERIOD: Subject to the Board's adoption of Performance Criteria and Performance Goals pursuant to Article 4, there shall be successive and overlapping Performance Periods having a duration of three fiscal years each. The First Performance Period shall commence on December 1, 1992 and terminate on November 30, 1995.

                              6. PAYMENT OF AWARDS

       6.1 PAYMENT OF AWARDS: Following the conclusion of a Performance Period, payment in settlement of a Participant's Performance Award, if any, for such Performance Period shall be made in Shares, subject to the following conditions:

              (a) Prior to converting the dollar amount of the Participant's Performance Award into Shares, the Company shall first deduct and pay over to the applicable taxing authority any federal, state or local taxes of any kind required by law to be withheld with respect to such payments.

              (b) The net dollar amount of the Participant's Performance Award after withholding of taxes in accordance with subsection (a) shall be converted into a number of Shares having a Market Value, on the date determined by the Committee, equal to the amount of the payment to be made.

              (c) Shares payable to a Participant in respect of a Performance Award shall be issued in the name of the Participant on one stock certificate, and such stock certificate shall be delivered to the Participant.

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


       6.2 NONTRANSFERABILITY: All rights to payment under Performance Awards shall be nontransferable other than by will or by the laws of descent and distribution in accordance with Article 6 hereof.

       6.3 TAX WITHHOLDING: The Company shall have the right to deduct from any payment made under the program any federal, state or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of the Company to satisfy all obligation for the payment of such taxes.

         7. RIGHTS TO PERFORMANCE AWARDS AFTER TERMINATION OF EMPLOYMENT

            7.1 IN GENERAL: Except in the event of a Change in Control as described in Section 7.2, a Participant's right to receive Performance Awards following any termination of employment shall be determined pursuant to this Section 7.1. Upon termination of a Participant's employment with the Company or a Participating Subsidiary for any reason, the Participant shall be entitled to receive, at such times as normally payable, any Performance Award due to him for any Performance Period already completed. However, a Participant shall not be entitled to receive a Performance Award for any Performance Period which has not been completed at the Participant's termination date, except that the Chief Executive Officer shall have discretion to pay a partial Performance Award to a terminated Participant for significant individual contributions.

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


               7.2 CHANGE IN CONTROL: In the event a Participant's employment with the Company or a Participating Subsidiary is terminated within three years following a Change in Control either involuntarily (other than for death, disability or cause) or voluntarily pursuant to Section 3(b) of a Severance Agreement between the Participant and the Company, the Participant shall be entitled to immediate payment of (a) any Performance Award due to him at the time of his termination for any Performance Period already completed, and (b) a prorated Performance Award for each Performance Period which has not been completed at the time of his termination, calculated using the greater of actual or "target" attainment of Performance Goals for that portion of any Performance Period not completed.

                           8. BENEFICIARY DESIGNATION

       8.1 DESIGNATION: A Participant may name any Beneficiary (contingently or successively) to whom any benefit under the Program is to be paid if the Participant dies before receiving such benefit. Absent such designation, any benefit which is due but not paid to a Participant under the program during his lifetime will be payable to the Participant's estate.

       8.2 EFFECTIVENESS: The designation of a Beneficiary will be effective only when the Participant designates his Beneficiary in the form prescribed by the Company and delivers it to the Company's Secretary during the Participant's lifetime.

       8.3 REVOCATION: The designation of a Beneficiary as herein provided will revoke each prior designation of a Beneficiary by the Participant.

                             9. RIGHTS OF EMPLOYEES

       9.1 PARTICIPATION: Except as provided in Article 4, no Employee will have the right to participate in the Program or, having been a Participant for any Performance Period, to continue to be a Participant in any subsequent Performance Period.

       9.2 EMPLOYMENT: Nothing in the Program will interfere with or limit the right of the Company or a Participating Subsidiary to terminate any Participant's employment, nor confer to any Participant any right to continue in the employ of the Company or a Participating Subsidiary.

       9.3 TRANSFER: For purposes of the program, transfer of a Participant's employment between the Company and a Participating Subsidiary or between Participating Subsidiaries will not be deemed a termination of employment.

       9.4 COMPENSATION: No benefit or other amount paid to a Participant pursuant to the Program will be included in the Participant's compensation or earnings for purposes of any pension or other employee benefit program of the Company or any Participating Subsidiary.

                               10. ADMINISTRATION

       10.1 COMMITTEE: The Committee will administer the Program.

       10.2 POWER OF THE COMMITTEE: The Committee will have full authority and power to (i) interpret and construe the Program; and (ii) establish, amend and/or waive rules and regulations for the Program's administration.

       10.3 COMMITTEE DECISIONS: The Committee will make all determinations and decisions hereunder by not less than a majority of its members. The Committee may act or take action by written instrument or vote at a meeting convened after reasonable notice. The Committee's determinations and decisions hereunder, and related orders or resolutions of the Board, will be final, binding and conclusive on all persons, including the Company, its stockholders, Participating Subsidiaries, employees, Participants and Beneficiaries.

       10.4 DELEGATION: The Committee may delegate any authority or power conferred to it under the Program as and to the extent permitted by law.

                                  11. DISPUTES

       11.1 DISPUTES: The Committee will have full and exclusive authority to determine all disputes and controversies concerning the interpretation of the Program to the fullest extent permitted by law.

       11.2 NOTICE: If any Participant disputes any decision or determination by the Committee, the Company or any Participating Subsidiary concerning the administration of the Program or any provision of the Program, the Participant must give written notice to the Committee as to such dispute at least ninety (90) days prior to commencing any lawsuit or legal proceeding in connection therewith. The Participant must give such notice of dispute by delivering to the Company's Secretary written notice which identifies the dispute and any provision of the Program in question. Such notice will be a condition of participation in the Program and failure to satisfy such condition will extinguish all rights of the Participant to any payment pursuant to the Program.

       11.3 DECISION: Promptly (but within seventy-five (75) days after notice of dispute), the Committee will review and decide the dispute and give the Participant written notice of its decision. Except as provided in Section 11.4, the Committee's decision will be final and binding on the Company, the Company's shareholders, Participating Subsidiaries, and the Participant (including his Beneficiary).

       11.4 LAWSUIT: A Participant may institute a lawsuit in connection with the Committee's decision involving his rights under the Program within one hundred and eighty (180) days after receiving the Committee's decision, but such lawsuit will be limited to whether the Committee acted in good faith and its decision was reasonable under the circumstances and in light of the information available to and considered by the Committee.

                          12. AMENDMENT AND TERMINATION

       12.1 AMENDMENT AND TERMINATION: The Board may terminate, amend, or modify the Program at any time or for any reason.


       12.2 PERFORMANCE AWARDS: No termination, amendment, or modification of the Program will in any manner adversely affect any Participant's rights to receive a Performance Award previously earned under the Program.

                               13. INDEMNIFICATION

       13.1 INDEMNITY: The Company will defend and indemnify each person who is or has been a member of the Committee in respect of any claim which is asserted against him and is based on his action or failure to take action under or in connection with the program or any agreement related to the Program; provided that such person gives the Company notice of such claim, cooperates with the Company in defense of such claim, permits the Company to control the defense of such claim prior to his undertaking any defense on his own behalf and confers to the Company full authority to compromise and settle the claim.

       13.2 ADDITIONAL RIGHT: The indemnity provided under Section 13.1 will be in addition to, and not in lieu of, any other right of indemnification to which such person may be entitled under the Company's Code of Regulations, as a matter of law or otherwise, and will not exclude any other power that the Company may have to defend and indemnify him.

                                14. MISCELLANEOUS

       14.1 UNFUNDED PROGRAM: The Program shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Performance Awards under the program. Any liability of the Company to any person with respect to any Performance Award under the Program shall be based solely upon any contractual obligations that may be effected pursuant to the Program. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

       14.2 COSTS OF PROGRAM: The costs and expenses of administering the Program shall be borne by the Company.

       14.3 GOVERNING LAW: To the extent not preempted by federal law, the Program and all agreements hereunder will be governed by and interpreted in accordance with the laws of the State of Ohio.